EXHIBIT 18
                                                                      ----------



            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                  by and among

         INFOCROSSING, INC. (f/k/a Computer Outsourcing Services, Inc.),

                        MIDOCEAN CAPITAL INVESTORS, L.P.,

                        SANDLER CAPITAL PARTNERS V, L.P.,
                      SANDLER CAPITAL PARTNERS V FTE, L.P.,
                    SANDLER CAPITAL PARTNERS V GERMANY, L.P.,
                 SANDLER TECHNOLOGY PARTNERS SUBSIDIARY, LLC. ,
                      SANDLER CO-INVESTMENT PARTNERS, L.P.,
                         PRICE FAMILY LIMITED PARTNERS,


                                 ZACH LONSTEIN,

                                       and

                  CAHILL WARNOCK STRATEGIC PARTNERS FUND, L.P.,
                           STRATEGIC ASSOCIATES, L.P.,
                   CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.,
                                       and
                    CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.



                        ---------------------------------
                          Dated as of: October 21, 2003
                        ---------------------------------




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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I DEFINITIONS..........................................................3

     Section 1.01   Definitions................................................3
     Section 1.02   Internal References........................................8

ARTICLE II REGISTRATION RIGHTS.................................................9

     Section 2.01   Demand Registration........................................9
     Section 2.02   Piggyback Registration....................................13

ARTICLE III REGISTRATION PROCEDURES...........................................15

     Section 3.01   Filings; Information......................................15
     Section 3.02   Registration Expenses.....................................20

ARTICLE IV INDEMNIFICATION AND CONTRIBUTION...................................20

     Section 4.01   Indemnification by the Company............................20
     Section 4.02   Indemnification by Selling Holders........................21
     Section 4.03   Conduct of Indemnification Proceedings....................21
     Section 4.04   Contribution..............................................22

ARTICLE V MISCELLANEOUS.......................................................23

     Section 5.01   Participation in Underwritten Registrations...............23
     Section 5.02   Rule 144..................................................23
     Section 5.03   Holdback Agreements.......................................23
     Section 5.04   Termination...............................................24
     Section 5.05   Amendments, Waivers, Etc..................................24
     Section 5.06   Counterparts..............................................24
     Section 5.07   Entire Agreement..........................................24
     Section 5.08   Governing Law.............................................24
     Section 5.09   Assignment of Registration Rights.........................24
     Section 5.10   Specific Performance......................................25
     Section 5.11   No Superior Registration Rights...........................25
     Section 5.12   Additional Holders........................................25


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                                                                  EXECUTION COPY


            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), is made as of October 21, 2003, by and among Infocrossing, Inc. (f/k/a Computer Outsourcing Services, Inc.), a Delaware corporation, (the "COMPANY"), MidOcean Capital Investors, L.P. (the "INITIAL MIDOCEAN HOLDER"), Sandler Capital Partners V, L.P., Sandler Capital Partners V FTE, L.P., Sandler Capital Partners V Germany, L.P., Sandler Technology Partners Subsidiary, LLC, Sandler Co-Investment Partners, L.P. and Price Family Limited Partners (each an "INITIAL SANDLER HOLDER" and, collectively, the "INITIAL SANDLER HOLDERS"), Zach Lonstein, a resident of the State of New York ("LONSTEIN") and Cahill Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P., Camden Partners Strategic Fund II-A, L.P., and Camden Partners Strategic Fund II-B, L.P. (each an "INITIAL CAMDEN HOLDER" and, collectively, the "INITIAL CAMDEN HOLDERS").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and the Initial MidOcean Holder and the Initial Sandler Holders entered into, or have been assigned an interest in, a Securities Purchase Agreement dated April 7, 2000 (the "SECURITIES PURCHASE AGREEMENT");

         WHEREAS, pursuant to the terms of the Securities Purchase Agreement, the Company issued (x) 157,377 shares (the "EXISTING SHARES") of the 8% Series A Cumulative Convertible Participating Preferred Stock of the Company (the "EXISTING SERIES A PREFERRED STOCK"), which Existing Shares were initially convertible into 1,573,770 shares of the Common Stock, par value $.01 per share, of the Company ("COMMON STOCK"), subject to adjustment in accordance with the terms of the Existing Series A Preferred Stock, and (y) Series A Common Stock Warrants (the "EXISTING WARRANTS") to purchase, initially 2,531,926 shares of Common Stock, subject to adjustment in accordance with the terms of the Existing Warrants;

         WHEREAS, immediately prior to the transactions contemplated by this Agreement, the Initial MidOcean Holder and the Initial Sandler Holders own, in the aggregate, all outstanding shares of the Existing Series A Preferred Stock and all the outstanding Existing Warrants;

         WHEREAS, Lonstein is the holder of 1,587,925 shares of Common Stock (the "LONSTEIN SHARES");

         WHEREAS, Lonstein has granted the Initial MidOcean Holder and the Initial Sandler Holders, or the Initial MidOcean Holder and the Initial Sandler Holders have been assigned an interest in, an option (the "OPTION") to purchase up to 750,000 shares of Common Stock currently owned by Lonstein;

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                                                                               2


         WHEREAS, on May 10, 2000, the Company, the Initial MidOcean Holder, the Initial Sandler Holders and Lonstein entered into, or have been assigned an interest in, a Registration Rights Agreement (the "INITIAL REGISTRATION RIGHTS AGREEMENT") pursuant to which each of them was granted certain registration rights;

         WHEREAS, on February 1, 2002, the Company entered into a Securities Purchase Agreement (the "CAMDEN PURCHASE AGREEMENT"), and a Warrant Agreement dated as of February 1, 2002 with the Initial Camden Holders;

         WHEREAS, pursuant to the terms of the Camden Purchase Agreement, the Company issued to the Initial Camden Holders an aggregate of (x) $10.0 million principal amount of Senior Subordinated Debentures due 2005, (y) warrants to purchase, initially 2,000,000 shares of Common Stock (the "INITIAL CAMDEN WARRANTS") subject to adjustment in accordance with the terms of such Initial Camden Warrants and (z) warrants (the "ADDITIONAL CAMDEN WARRANTS") to purchase additional shares of Common Stock;

         WHEREAS, on February 1, 2002, each of the Initial MidOcean Holder, the Initial Sandler Holders, Lonstein and the Initial Camden Holders entered into, or have been assigned an interest in, an Amended and Restated Registration Rights Agreement (the "EXISTING REGISTRATION RIGHTS AGREEMENT"), which amended and restated the Initial Registration Rights Agreement to, among other things, grant certain registration rights to the Initial Camden Holders;

         WHEREAS, the Company has entered into an Exchange Agreement, dated as of October 16, 2003 (the "EXCHANGE AGREEMENT"), with the Initial MidOcean Holder and the Initial Sandler Holders, pursuant to which the parties thereto have agreed, among other things, to an exchange of the shares of Existing Series A Preferred Stock and the Existing Warrants for an aggregate consideration of (i) $55.0 million in cash and (ii) $25.0 million in aggregate principal amount of loans (the "LOANS") pursuant to the Term Loan Agreement (as defined herein);

         WHEREAS, in connection with the transactions contemplated by the Exchange Agreement, the Company has agreed pursuant to the Term Loan Agreement and the Syndication Letter (as defined herein), among other things, (i) to issue, under certain circumstances, warrants to purchase initially up to 250,000 shares of Common Stock (the "LENDER WARRANTS") to purchasers, transferees or assignees, if any (each an "INITIAL LENDER HOLDER" and, collectively, the "INITIAL LENDER HOLDERS"), of the Loans and (ii) to admit such Initial Lender Holders as parties to this Agreement and grant them certain registration rights;

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Exchange Agreement that the parties hereto execute and deliver this Agreement;

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                                                                               3


         WHEREAS, the Company, the Initial MidOcean Holder, the Initial Sandler Holders, Lonstein and the Initial Camden Holders wish to amend and restate the Existing Registration Rights Agreement as set forth below; and

         WHEREAS, this Agreement replaces in its entirety the Existing Registration Rights Agreement.

         NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. Terms defined in the Securities Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

         "ADDITIONAL CAMDEN WARRANTS" has the meaning set forth in the recitals.

         "AFFILIATE" means, with respect to the Company and any Holder, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or such Holder, as the case may be. In addition, "AFFILIATE" means with respect to any Holder, any current or former members of or any general or limited partners or retired partners of such Holder, or any Person or entity that directly or indirectly, through one or more intermediaries, controls, with the general partner of such Holder, such Holder. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "AGREEMENT" has the meaning set forth in the preamble.

         "BOARD OF DIRECTORS" means the Company's Board of Directors.

         "CAMDEN HOLDERS" means the Initial Camden Holders, their direct and indirect successors and assigns and any direct or indirect transferee of any Registrable Securities initially held by any Initial Camden Holder.

         "CAMDEN PURCHASE AGREEMENT" has the meaning set forth in the recitals.

         "CAMDEN WARRANTS" means all Initial Camden Warrants and all Additional Camden Warrants.

         "CAMDEN WARRANT SHARES" means all shares of Common Stock or other securities issued upon the exercise of Camden Warrants.

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                                                                               4


         "CLOSING DATE" means October 21, 2003.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" has the meaning set forth in the recitals.

         "COMPANY" has the meaning set forth in the preamble.

         "DEMAND REGISTRATION" means a registration under the Securities Act requested in accordance with Section 2.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "EXCHANGE AGREEMENT" has the meaning set forth in the recitals.

         "EXCLUDED HOLDERS" has the meaning set forth in Section 2.01(f).

         "EXISTING REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in the recitals.

         "EXISTING SERIES A PREFERRED STOCK" has the meaning set forth in the recitals.

         "EXISTING SHARES" has the meaning set forth in the recitals.

         "EXISTING WARRANTS" has the meaning set forth in the recitals.

         "HOLDERS" shall mean the MidOcean Holders, the Sandler Holders, the Lonstein Holders, the Camden Holders and the Lender Holders.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 4.03.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 4.03.

         "INITIAL CAMDEN HOLDER" and "INITIAL CAMDEN HOLDERS" have the meanings set forth in the preamble.

         "INITIAL CAMDEN WARRANTS" has the meaning set forth in the recitals.

         "INITIAL LENDER HOLDER" and "INITIAL LENDER HOLDERS" have the meanings set forth in the recitals.

         "INITIAL MIDOCEAN HOLDER" has the meaning set forth in the preamble.

         "INITIAL SANDLER HOLDER" and "INITIAL SANDLER HOLDERS" have the meanings set forth in the preamble.

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                                                                               5


         "INITIAL REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in the recitals.

         "LENDER HOLDERS" means the Initial Lender Holders, their direct and indirect successors and assigns and any direct or indirect transferee of any Registrable Securities held by any Initial Lender Holder.

         "LENDER WARRANT SHARES" means all shares of Common Stock or other securities issued upon exercise of the Lender Warrants.

         "LENDER WARRANTS" has the meaning set forth in the recitals.

         "LOANS" has the meaning set forth in the recitals.

         "LONSTEIN" has the meaning set forth in the preamble.

         "LONSTEIN HOLDERS" means Lonstein, his direct and indirect heirs, successors and assigns and any direct or indirect transferee of any Registrable Securities initially held by Lonstein.

         "LONSTEIN SHARES" has the meaning set forth in the recitals.

         "LOSSES" has the meaning set forth in Section 4.01.

         "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 2.01(f).

         "MIDOCEAN HOLDERS" means the Initial MidOcean Holder, its direct and indirect successors and assigns and any direct or indirect transferee of any Registrable Securities initially held by the Initial MidOcean Holder.

         "OPTION" has the meaning set forth in the recitals.

         "OPTION SHARES" means any shares of Common Stock or other securities issued upon the exercise of the Option.

         "PERSON" means any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust incorporated organization, government, or agency or political subdivision thereof, or other entity.

         "PIGGYBACK REGISTRATION" has the meaning set forth in Section 2.02(a).

         "PRIVATE PLACEMENT REGISTRATION STATEMENT" means the registration statement required to be filed by the Company with the Commission pursuant to the terms of the Registration Rights Agreement entered into by and among the Company and the other parties thereto in connection with the private placement of the Company's Common Stock and warrants on October 21, 2003 and covering the resale by the holders of such shares of Common Stock and also shares of Common Stock issuable upon the exercise of such warrants.

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                                                                               6


         "REGISTRABLE CAMDEN SECURITIES" means (a) any Registrable Common Stock acquired by any Camden Holder upon the exercise of any Registrable Camden Warrants and (b) any securities of the Company or any successor entity into which Registrable Common Stock or Registrable Camden Warrants may hereafter be reclassified, converted or changed. As to any particular Registrable Camden Securities, such securities shall cease to be Registrable Camden Securities upon the earlier to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement in accordance with the plan of distribution set forth therein; (ii) such securities shall have been transferred pursuant to Rule 144; (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force; or (iv) such securities shall have ceased to be outstanding.

         "REGISTRABLE CAMDEN WARRANTS" means the Camden Warrants, together with any additional shares of Common Stock or other securities issued in respect thereof (other than any Camden Warrant Shares) in connection with any stock split, stock dividend, merger, consolidation, reclassification, recapitalization or other similar event with respect to such Camden Warrants.

         "REGISTRABLE COMMON STOCK" means the Option Shares, the Camden Warrant Shares and the Lender Warrant Shares, in each case, together with any additional shares of Common Stock or other securities issued in respect thereof in connection with any stock split, stock dividend, merger, consolidation, reclassification, recapitalization or similar event with respect to such shares of Common Stock.

         "REGISTRABLE LENDER SECURITIES" means (a) any Registrable Common Stock acquired by any Lender Holder upon the exercise of any Registrable Lender Warrants and (b) any securities of the Company or any successor entity into which Registrable Common Stock or Registrable Lender Warrants may hereafter be reclassified, converted or changed. As to any particular Registrable Lender Securities, such securities shall cease to be Registrable Lender Securities upon the earlier to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement in accordance with the plan of distribution set forth therein; (ii) such securities shall have been transferred pursuant to Rule 144; (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force; or (iv) such securities shall have ceased to be outstanding.

         "REGISTRABLE LENDER WARRANTS" means the Lender Warrants, together with any additional shares of Common Stock or other securities issued in respect thereof

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(other than any Lender Warrant Shares) in connection with any stock split, stock dividend, merger, consolidation, reclassification, recapitalization or similar event with respect to such Lender Warrants.

         "REGISTRABLE LONSTEIN SECURITIES" means the Lonstein Shares (other than any Lonstein Shares subject to the Option), together with any additional shares of Common Stock or other securities issued in respect thereof in connection with any stock split, stock dividend, merger, consolidation, reclassification, recapitalization or similar event with respect to such shares of Common Stock. As to any particular Registrable Lonstein Securities, such securities shall cease to be Registrable Lonstein Securities upon the earlier to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement in accordance with the plan of distribution set forth therein; (ii) such securities shall have been transferred pursuant to Rule 144; (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force; or (iv) such securities shall have ceased to be outstanding.

         "REGISTRABLE MIDOCEAN SECURITIES" means (a) any Registrable Common Stock acquired by any MidOcean Holder upon the exercise of the Option, and (b) any securities of the Company or any successor entity into which Registrable Common Stock may hereafter be reclassified, converted or changed. As to any particular Registrable MidOcean Securities, such securities shall cease to be Registrable MidOcean Securities upon the earlier to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement in accordance with the plan of distribution set forth therein; (ii) such securities shall have been transferred pursuant to Rule 144; (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force; or (iv) such securities shall have ceased to be outstanding.

         "REGISTRABLE SANDLER SECURITIES" means (a) any Registrable Common Stock acquired by any Sandler Holders upon the exercise of the Option, and (b) any securities of the Company or any successor entity into which Registrable Common Stock may hereafter be reclassified, converted or changed. As to any particular Registrable Sandler Securities, such securities shall cease to be Registrable Sandler Securities upon the earlier to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement in accordance with the plan of distribution set forth therein; (ii) such securities shall have been transferred pursuant to Rule 144;
(iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been

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                                                                               8


delivered by the Company, and subsequent transfer of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force; or (iv) such securities shall have ceased to be outstanding.

         "REGISTRABLE SECURITIES" means the Registrable MidOcean Securities, the Registrable Sandler Securities, the Registrable Lonstein Securities, the Registrable Camden Securities and the Registrable Lender Securities.

         "REQUESTING HOLDERS" means the Holders requesting a Demand Registration, and shall include parties deemed "REQUESTING HOLDERS" pursuant to Sections 2.01(a)(vii), (viii), (ix), (x) and (xi).

         "RULE 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

         "SANDLER HOLDERS" means the Initial Sandler Holders, their direct and indirect successors and assigns and any direct or indirect transferee of any Registrable Securities initially held by any Initial Sandler Holder.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SECURITIES PURCHASE AGREEMENT" has the meaning set forth in the recitals.

         "SELLING HOLDER" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

         "SHELF REGISTRATION" means a Demand Registration which is effected pursuant to Rule 415 under the Securities Act.

         "SYNDICATION LETTER" has the meaning set forth in the Term Loan Agreement.

         "TERM LOAN AGREEMENT" means the Term Loan Agreement, dated as of the Closing Date, entered into by and among the Company, the Lenders (as defined therein) and the other parties signatory thereto.

         "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as principal in connection with a Demand Registration or a Piggyback Registration and not as part of such dealer's market-making activities.

         Section 1.02 INTERNAL REFERENCES. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

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                                                                               9


                                   ARTICLE II

                               REGISTRATION RIGHTS

         Section 2.01      DEMAND REGISTRATION.

                  (a)      (i)      Holders of not less than a majority of the
Registrable MidOcean Securities may make up to one written request for a Demand Registration (of which such Demand Registration may be a Shelf Registration) of all or any part of the Registrable MidOcean Securities held by such MidOcean Holders; PROVIDED that the MidOcean Holders shall not be entitled to a Demand Registration if, during the 6 months preceding such request, the Holders have requested a Demand Registration (unless such Demand Registration was preempted pursuant to Section 2.01(e)).

                           (ii)     Holders of not less than a majority of the
Registrable Sandler Securities may make up to one written request for a Demand Registration (of which such Demand Registration may be a Shelf Registration) of all or any part of the Registrable Sandler Securities held by such Sandler Holders; PROVIDED that the Sandler Holders shall not be entitled to a Demand Registration if, during the 6 months preceding such request, the Holders have requested a Demand Registration (unless such Demand Registration was preempted pursuant to Section 2.01(e)).

                           (iii)    Holders of not less than a majority of the
Registrable Lonstein Securities may make up to two written requests for a Demand Registration of all or any part of the Registrable Lonstein Securities held by such Lonstein Holders; PROVIDED that the Lonstein Holders shall not be entitled to a Demand Registration if, during the 6 months preceding such request, the Holders have requested a Demand Registration (unless such Demand Registration was preempted pursuant to Section 2.01(e)).

                           (iv)     Holders of not less than a majority of the
Registrable Camden Securities may make one written request for a Demand Registration (of which such Demand Registration may be a Shelf Registration) of all or any part of the Registrable Camden Securities held by such Camden Holders; PROVIDED that the Camden Holders shall not be entitled to a Demand Registration if, during the 6 months preceding such request, the Holders have requested a Demand Registration (unless such Demand Registration was preempted pursuant to Section 2.01(e)).

                           (v)      Holders of not less than a majority of the
Registrable Lender Securities may make one written request for a Demand Registration (of which such Demand Registration may be a Shelf Registration) of all or any part of the Registrable Lender Securities held by such Lender Holders; PROVIDED that the Lender Holders shall not be entitled to a Demand Registration if, during the 6 months preceding such request, the Holders have requested a Demand Registration (unless such Demand Registration was preempted pursuant to Section 2.01(e)).

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                           (vi)     Any request for a Demand Registration will
specify the aggregate number of shares of Registrable Securities proposed to be sold by the Requesting Holders and will also specify the intended method of disposition thereof. Any such request for a Demand Registration shall specify whether such registration will be a Shelf Registration. For so long as the Initial MidOcean Holder holds Registrable MidOcean Securities, no Demand Registration made by any MidOcean Holder shall be a Shelf Registration without the consent of the Initial MidOcean Holder. For so long as the Initial Sandler Holders hold Registrable Sandler Securities, no Demand Registration made by any Sandler Holder shall be a Shelf Registration without the consent of a majority in interest of the Initial Sandler Holders. For so long as the Initial Camden Holders hold Registrable Camden Securities, no Demand Registration made by any Camden Holder shall be a Shelf Registration without the consent of a majority in interest of the Initial Camden Holders. For so long as the Initial Lender Holders hold Registrable Lender Securities, no Demand Registration made by any Lender Holder shall be a Shelf Registration without the consent of a majority in interest of the Initial Lender Holders. A registration will not count as a Demand Registration until it has become effective. If the Requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, PROVIDED that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then such Demand Registration shall be deemed to have been effected, provided that (i) if the Demand Registration does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), business, properties, assets, liabilities, operations or prospects of the Company and its subsidiaries taken as a whole subsequent to the date of the written request made by the Requesting Holders or (ii) if, after the Demand Registration has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration.

                           (vii)    Upon receipt of any request for a Demand
Registration by Holders of not less than a majority of the Registrable MidOcean Securities held by the MidOcean Holders, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, and subject to Section 2.01(f), all such Holders shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.01; PROVIDED that any Sandler Holders, any Lonstein Holders, any Camden Holders and any Lender Holders shall not be deemed to be "Requesting Holders" for purposes of Section 2.01(c).

                           (viii)   Upon receipt of any request for a Demand
Registration by Holders of not less than a majority of the Registrable Sandler Securities held by the Sandler Holders, the Company shall promptly (but in any event within ten

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                                                                              11


(10) days) give written notice of such proposed Demand Registration to all other Holders, and subject to Section 2.01(f), all such Holders shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.01; PROVIDED that any MidOcean Holders, any Lonstein Holders, any Camden Holders and any Lender Holders shall not be deemed to be "Requesting Holders" for purposes of Section 2.01(c).

                           (ix)     Upon receipt of any request for a Demand
Registration by Holders of a majority of the Registrable Lonstein Securities held by the Lonstein Holders, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, and subject to Section 2.01(f), all such Holders shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.01; PROVIDED that any MidOcean Holders, any Sandler Holders, any Camden Holders and any Lender Holders shall not be deemed to be "Requesting Holders" for purposes of Section 2.01(c).

                           (x)      Upon receipt of any request for a Demand
Registration by Holders of not less than a majority of the Registrable Camden Securities held by the Camden Holders, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, and subject to Section 2.01(f), all such Holders shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.01; PROVIDED that any MidOcean Holders, any Sandler Holders, any Lonstein Holders and any Lender Holders shall not be deemed to be "Requesting Holders" for purposes of Section 2.01(c).

                           (xi)     Upon receipt of any request for a Demand
Registration by Holders of not less than a majority of the Registrable Lender Securities held by the Lender Holders, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, and subject to Section 2.01(f), all such Holders shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.01; PROVIDED that any MidOcean Holders, any Sandler Holders, any Lonstein Holders and any Camden Holders shall not be deemed to be "Requesting Holders" for purposes of
Section 2.01(c).

                  (b) In the event that the Requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.01(a) hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Selling Holders reimburse the Company for any and all registration expenses pursuant to Section 3.02 actually incurred by the Company in connection with such request for a Demand Registration.

                  (c) If the Requesting Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a "firm commitment" underwritten offering. A majority in interest of the Requesting Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with any offering under this Section 2.01, subject to the Company's approval, which approval shall not be unreasonably withheld.

                  (d) The Requesting Holders will inform the Company of the time and manner of any disposition of Registrable Securities (which may be pursuant to a Shelf Registration), and agree to take reasonable action to cooperate with the Company in effecting the disposition of the Registrable Securities in a manner that does not unreasonably disrupt the public trading market for the Common Stock.

                  (e) The Company shall have the right for up to 180 days in any consecutive 360 day period to delay or suspend any Demand Registration in the event that the Board of Directors determines, in good faith, that it is in the best interest of the Company for the Company to proceed with its own offering of equity securities. The Company may so proceed by delivering written notice (within five business days after the Company has received a request for such Demand Registration) of such intention to the Selling Holder indicating that the Company has identified a specific business need and use for the proceeds of the sale of such securities and the Company shall use its best efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.02 hereof. Upon the Company's preemption of a requested Demand Registration, such requested registration will not count as the Holders' Demand Registration. The Company may exercise the right to preempt only once in any 360-day period. Notwithstanding anything to the contrary contained herein, during any 360-day period the Company shall not exercise its right to preempt, delay or postpone the filing or effectiveness of any registration statement, pre- or post-effective amendment or supplement or prospectus supplement pursuant to this Section 2.01(e), the first proviso to
Section 3.01(a), or Section 3.01(b) for more than 180 days in the aggregate for all such provisions during any period of 360 consecutive days.

                  (f) No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand

Registration unless the managing Underwriter or Underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price, distribution or timing of the offering (a "MATERIAL ADVERSE EFFECT"). Any additional securities to be included in a Demand Registration pursuant to this Section 2.01(f) shall be included in such Demand Registration in accordance with their relative rights. Furthermore, in the event the managing Underwriter or Underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons (including the Company) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company and the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder. If any Registrable Securities requested to be registered pursuant to a Demand Registration under Section 2.01 are excluded from registration hereunder, then the Holder(s) having shares excluded ("EXCLUDED HOLDERS") shall have the right to withdraw all, or any part, of their shares from such registration; PROVIDED, FURTHER, that if less than 80% of the Registrable Securities requested to be included in such Demand Registration are actually included therein, such registration will not count as a Demand Registration for purposes of this
Section 2.01.

                  (g) Notwithstanding any request for Demand Registration made by any of the Holders pursuant to this Section 2.01, the Company shall not be required to file a registration statement pursuant to this Section 2.01 for the registration of Registrable Securities hereunder until such time as the Private Placement Registration Statement has been declared effective by the Commission. A true and correct copy of the Registration Rights Agreement for the Private Placement has previously been furnished to the Initial Sandler Holders and the Initial MidOcean Holder.

         Section 2.02      PIGGYBACK REGISTRATION.

                  (a) If the Company at any time proposes to file a registration statement under the Securities Act with respect to an offering of securities for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) and other than a Demand Registration hereunder and the Private Placement Registration Statement), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 15 days before the anticipated date on which such registration will be first filed with the Commission), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number and type of Registrable Securities as such Holder may request (a "PIGGYBACK REGISTRATION"). Each Holder will have ten business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration); PROVIDED that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Company, the Company will use its best efforts to have the shares of Registrable Securities that the Holders wish to sell included in the registration statement. If the Company shall determine in its sole discretion not to register or to delay the proposed offering, the Company shall provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Company and the Selling Holders, the Company shall be entitled to select the Underwriters in connection with any Piggyback Registration.

                  (b) If the Registrable Securities requested to be included in the Piggyback Registration by any Holder differ from the type of securities proposed to be registered by the Company and the managing Underwriter advises the Company that due solely to such differences the inclusion of such Registrable Securities would cause a Material Adverse Effect, then (i) the number of such Holders' Registrable Securities to be included in the Piggyback Registration shall be reduced to an amount which, in the opinion of the managing Underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the opinion of the managing Underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, provided that no other securities of such type are included and offered for the account of any other Person in such Piggyback Registration. Any partial reduction in number of Registrable Securities of any Holder to be included in the Piggyback Registration pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such Piggyback Registration by all Persons other than the Company who have the contractual right to request that their shares be included in such registration statement and who have requested that their shares be included. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing Underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons who have the contractual right to request that their shares be included in such registration statement and who have requested their shares be included; PROVIDED, HOWEVER, that the provisions of this sentence shall not be applicable to the Person or Persons initiating such registration statement. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any such Holder's requested shares are included. If another security holder initiated the registration, then the Company may not include any of its securities in such registration statement unless all Registrable Securities requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 2.02(b) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Securities in such registration statement prior to its effectiveness.


                                   ARTICLE III

                             REGISTRATION PROCEDURES

         Section 3.01 FILINGS; INFORMATION. In connection with the registration of Registrable Securities pursuant to Section 2.01 and Section 2.02 hereof, the Company will use its best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

                  (a) Subject to Section 2.01(g) hereof, the Company will expeditiously prepare and file as soon as practicable (but in any event within 60 days) with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective (i) with respect to any Demand Registration (other than a Shelf Registration) or Piggyback Registration, for such period, not to exceed 120 days, as may be reasonably necessary to effect the sale of such securities and (ii) with respect to a Shelf Registration, until the earlier of the sale of all Registrable Securities thereunder and the end of the 36th calendar month from the time the Shelf Registration becomes effective; PROVIDED that if the Company shall furnish to the Selling Holder a certificate signed by the Company's Chairman or President stating that the Board of Directors has determined in good faith that it would be detrimental or otherwise disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible because the sale of Registrable Securities covered by such registration statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing or effectiveness of a registration statement for a period of not more than 180 days; PROVIDED, further, that the Company shall not exercise its right to preempt, delay or postpone any registration pursuant to Section 2.01(e), the first proviso to this Section 3.01(a), or Section 3.01(b) for more than 180 days in the aggregate for all such provisions during any period of 360 consecutive days; PROVIDED, FURTHER, that the Company may exercise its rights under Section 3.01(a) only once with respect to any particular registration statement; and PROVIDED, FURTHER, that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company's fiscal year, and (ii) the Securities Act requires the Company to include audited financial statements of the Company as of the end of such fiscal year, the

Company may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

                  (b) Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to keep any Shelf Registration effective or useable for offers and sales of the Registrable Securities, file a post effective amendment to a Shelf Registration statement or prospectus supplement or to supplement or amend any registration statement, if the Company is then involved in discussions concerning, or otherwise engaged in, any material financing or investment, acquisition or divestiture transaction or other material business purpose, if the Board of Directors has determined in good faith that the making of such a filing, supplement or amendment at such time would interfere with such transaction or purpose. The Company shall promptly give the Holders of Registrable Securities written notice of such postponement containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Upon receipt by a Holder of Registrable Securities of notice of an event of the kind described in this Section 3.01(b), such Holder shall forthwith discontinue such Holder's disposition of Registrable Securities until such Holder's receipt of notice from the Company that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. Notwithstanding anything to the contrary contained herein, the Company shall not be entitled to preempt, delay or postpone the filing or effectiveness of any registration statement, pre- or post-effective amendment or supplement to any registration statement or prospectus supplement pursuant to Section 2.01(e), the first proviso of Section 3.01(a), or this Section 3.01(b) for more than 180 days in the aggregate for all such provisions during any period of 360 consecutive days.

                  (c) Before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to any Selling Holder and to the applicable managing Underwriters, if any, draft copies of all such documents proposed to be filed at least ten (10) business days prior thereto, which documents will be subject to the reasonable review of such Selling Holders, the applicable managing Underwriters, if any, and their respective counsel, agents and representatives, and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which any Selling Holder or Underwriter shall reasonably object.

                  (d) The Company will notify the Selling Holders requesting such registration and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company (i) when the registration statement or any amendment thereto has been filed or becomes effective, the prospectus or any amendment or supplement to the prospectus has been filed, (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information,
(iii) if at any time the representations and warranties contemplated by Section
5.01 cease to be true and correct and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) After the filing of the registration statement, the Company will promptly notify the Selling Holders of any stop order issued, or, to the Company's knowledge, threatened to be issued, by the Commission and use its best efforts to prevent the entry of such stop order or to remove it if entered.

                  (f) The Company will prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders set forth in such registration statement.

                  (g) The Company will furnish to each Selling Holder requesting such registration and the managing Underwriter, if any, without charge, one signed copy and such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as any such Selling Holder or such managing Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities (it being understood that the Company consents to the use of the prospectus (including the preliminary prospectus) and any amendment or supplement thereto by the Selling Holder requesting such registration and the managing Underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto).

                  (h) The Company will use its best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions; PROVIDED that the Company will not be required to
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(h), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                  (i) The Company will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered under the Securities Act, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus.

                  (j) The Company will enter into customary agreements (including an underwriting agreement in customary form, including customary representations, warranties, covenants, conditions and indemnities) and take such other actions as are required or reasonably requested by the Selling Holders or the managing Underwriter in order to expedite or facilitate the sale of such Registrable Securities.

                  (k) At the request of any Underwriter in connection with an underwritten offering the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters (and updates thereof) from the Company's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

                  (l) If requested by the managing Underwriter or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post effective amendment such information as the managing Underwriter or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.

                  (m) The Company shall promptly make available for inspection by any Selling Holder or Underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Selling Holder or Underwriter in connection with such registration statement.

                  (n) The Company shall cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Securities so qualify.

                  (o) The Company shall provide a CUSIP number, registrar and transfer agent for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

                  (p) The Company shall cooperate with each Selling Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

                  (q) The Company shall during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  (r) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (s) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted.

         The Company may require Selling Holders promptly to furnish in writing to the Company such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as may be legally required in connection with such registration.

         Section 3.02 REGISTRATION EXPENSES. The Company will pay all registration expenses of the Selling Holders in connection with any Demand and/or Piggyback Registrations including but not limited to (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses,
(iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration,
(vii) all roadshow costs and expenses not paid by the Underwriters, (viii) rating agency fees and (ix) fees and expenses of counsel to the holders of Registrable Securities. The Company will not be required to pay for any underwriting discounts and commissions attributable to the sale of Registrable Securities.


                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

         Section 4.01 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees) (collectively, "LOSSES") caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus relating to the Registrable Securities (as amended or supplemented from time to time), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by or contained in or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder or any Underwriter expressly for use therein (which was not subsequently corrected in writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the
Loss) or by the Selling Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holder with copies of the same. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01. Notwithstanding the foregoing, the Company shall have no obligation to indemnify under this Section 4.01 to the extent any such Losses have been finally and non-appealably determined by a court of competent jurisdiction to have resulted from a Selling Holder's or Underwriter's willful misconduct or gross negligence.

         Section 4.02 INDEMNIFICATION BY SELLING HOLDERS. The Selling Holders agree to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus relating to the Registrable Securities (supplemented from time to time) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such Losses are caused by or contained in or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder or any Underwriter expressly for use therein (which was not subsequently corrected in writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the Loss). Notwithstanding the foregoing, the Selling Holder shall have no obligation to indemnify under this Section 4.02 to the extent that any such Losses have been finally and non-appealably determined by a court of competent jurisdiction to have resulted from the Company's willful misconduct or gross negligence.

         Section 4.03 CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted or threatened involving any Person in respect of which indemnity may be sought pursuant to Section 4.01 or Section 4.02, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing (it being understood that the failure to give such notice shall not relieve any Indemnifying Party from any liability which it may have hereunder except to the extent the Indemnifying Party is actually and materially prejudiced by such failure) and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any other Persons the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. If the Indemnifying Party does not elect within 15 days after receipt of the notice required hereby to assume the defense of any proceeding, the Indemnified Party may assume such defense with counsel of its choice at the cost and expense of the Indemnifying Party. In any such proceeding where the Indemnifying Party has assumed the defense, any Indemnified Party shall have the right to retain its own counsel and participate in the defense, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them or there exist defenses available to the Indemnified Party which are not available to the Indemnifying Party. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel for each such jurisdiction) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not settle any claim or proceeding without the written consent of the Indemnified Party, unless such settlement (x) requires no relief or penalty other than the payment of money damages, (y) does not require any Indemnified Party to admit culpability or fault in any respect and (z) contains a full and complete release of the Indemnified Party with respect to all matters arising from the facts giving rise to the underlying claim or proceeding. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         Section 4.04 CONTRIBUTION. If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company, each Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Article IV, no Selling Holder shall be
required to indemnify for or contribute any amount in excess of the amount by which the net proceeds of the offering received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.01 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration; PROVIDED, HOWEVER, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such Person's power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; PROVIDED FURTHER, HOWEVER, that the obligation of such Person to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and limited to, the net amount received by such Person from the sale of such Person's Registrable Securities pursuant to such registration.

         Section 5.02 RULE 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

         Section 5.03 HOLDBACK AGREEMENTS. Each Holder agrees, in the event of an underwritten offering for the account of the Company, not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 120 day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

         Section 5.04 TERMINATION. The registration rights granted under this Agreement will terminate at such time as there shall no longer be any Registrable Securities.

         Section 5.05 AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and Holders of at least 66-2/3% of the Registrable Securities then held by all Holders, if the amendment is to be effective against the Holders, provided that to the extent such amendment, waiver, discharge or termination could reasonably be expected to adversely affect the rights of a particular Holder or class of Holders in a manner different from its effect on all other Holders or classes of Holders, then such Holder (or a majority-in-interest determined by holdings of Registrable Securities on a fully-converted basis) of such class of Holders, as the case may be, must consent to such amendment, waiver, discharge or termination, PROVIDED FURTHER that each of the Holders hereby waives any notice requirement, approval or consent under this Agreement and the Existing Registration Rights Agreement in connection with, and grants any and all of its consents and approvals under this Agreement and the Existing Registration Rights Agreement to permit, the consummation of the Exchange and the Private Placement (as such terms are defined in the Exchange Agreement) and all transactions contemplated thereby and effected in connection therewith.

         Section 5.06 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

         Section 5.07 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Existing Registration Rights Agreement.

         Section 5.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         Section 5.09 ASSIGNMENT OF REGISTRATION RIGHTS. Each Holder of the Registrable Securities may assign all or any part of its rights under this Agreement to any Person to whom such Holder sells, transfers or assigns such Registrable Securities. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain his rights with respect to its remaining Registrable Securities.

         Section 5.10 SPECIFIC PERFORMANCE. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by the Holders by reason of any breach by it of the provisions of this Agreement and hereby agrees that the Holders, in addition to any remedies which they may have at law, including monetary damages, will be entitled to the remedy of specific performance.

         Section 5.11 NO SUPERIOR REGISTRATION RIGHTS. The Company will not grant registration rights superior to those of the Holders pursuant to this Agreement.

         Section 5.12 ADDITIONAL HOLDERS. In the event of a sale, transfer or assignment of any Loan under the Term Loan Agreement, as a result of, and in connection with, which the Company is required pursuant to the Syndication Letter to issue Lender Warrants to the purchaser, transferee or assignee, as the case may be, of such Loan, such purchaser, transferee or assignee, as the case may be, shall become a party to this Agreement as an "Initial Lender Holder" upon receipt from such purchaser, assignee or transferee, as the case may be, of a fully executed signature page hereto or other instrument of joinder reasonably acceptable to the Company.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Company and the Holders have caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.

                                       INFOCROSSING, INC.


                                       By: /s/ Zach Lonstein
                                           -------------------------------------
                                           Name:  Zach Lonstein
                                           Title:  Chief Executive Officer


                                       MIDOCEAN CAPITAL INVESTORS, L.P.

                                       By: MidOcean Capital Partners, L.P., its
                                           general partner

                                       By: Existing Fund GP, LTD.,
                                           its general partner


                                       By: /s/ Andrew Spring
                                           -------------------------------------
                                           Name:
                                           Title:


                                       SANDLER CAPITAL PARTNERS V, L.P.

                                       By: Sandler Investment Partners, L.P.,
                                           General Partner

                                       By: Sandler Capital Management,
                                           General Partner

                                       By: MJDM Corp., a General Partner


                                       By: /s/ Moira Mitchell
                                           -------------------------------------
                                           Name:  Moira Mitchell
                                           Title: President

                                       SANDLER CAPITAL PARTNERS V FTE, L.P.

                                       By: Sandler Investment Partners, L.P.,
                                           General Partner

                                       By: Sandler Capital Management,
                                           General Partner

                                       By: MJDM Corp., a General Partner


                                       By: /s/ Moira Mitchell
                                           -------------------------------------
                                           Name:  Moira Mitchell
                                           Title: President


                                       SANDLER CAPITAL PARTNERS V GERMANY, L.P.

                                       By: Sandler Investment Partners, L.P.,
                                           General Partner

                                       By: Sandler Capital Management,
                                           General Partner

                                       By: MJDM Corp., a General Partner


                                       By: /s/ Moira Mitchell
                                           -------------------------------------
                                           Name:  Moira Mitchell
                                           Title: President


                                       SANDLER TECHNOLOGY PARTNERS,
                                       SUBSIDIARY, LLC

                                       By: Sandler Technology Partners, L.P.,
                                           Manager

                                       By: Sandler Investment Partners, L.P.,
                                           General Partner

                                       By: Sandler Capital Management,
                                           General Partner

                                       By: MJDM Corp., a General Partner


                                       By: /s/ Moira Mitchell
                                           -------------------------------------
                                           Name:  Moira Mitchell
                                           Title: President

                                       SANDLER CO-INVESTMENT PARTNERS, L.P.

                                       By: Sandler Capital Management,
                                           General Partner

                                       By: MJDM Corp., a General Partner


                                       By: /s/ Moira Mitchell
                                           -------------------------------------
                                           Name:  Moira Mitchell
                                           Title: President


                                       PRICE FAMILY LIMITED PARTNERS


                                       By: /s/ Michael Price
                                           -------------------------------------
                                           Name:  Michael Price
                                           Title: General Partner



                                       /s/ Zach Lonstein
                                       -----------------------------------------
                                       Zach Lonstein


                                       CAMDEN PARTNERS STRATEGIC
                                       FUND II-A, L.P.

                                       By: Camden Partners Strategic II, LLC.,
                                           its General Partner


                                       By: /s/ David L. Warnock
                                           -------------------------------------
                                           Name:  David L. Warnock
                                           Title: Managing Member


                                       CAMDEN PARTNERS STRATEGIC
                                       FUND II-B, L.P.

                                       By: Camden Partners Strategic II, LLC,
                                           its General Partner


                                       By: /s/ David L. Warnock
                                           -------------------------------------
                                           Name:  David L. Warnock
                                           Title: Managing Member

                                       CAHILL, WARNOCK STRATEGIC PARTNERS
                                       FUND, L.P.

                                       By: Camden Partners Strategic II, LLC.,
                                           its General Partner


                                       By: /s/ David L. Warnock
                                           -------------------------------------
                                           Name:  David L. Warnock
                                           Title: General Partner


                                       STRATEGIC ASSOCIATES, L.P.

                                       By: Camden Partners Strategic II, LLC.,
                                           its General Partner


                                       By: /s/ David L. Warnock
                                           -------------------------------------
                                           Name:  David L. Warnock
                                           Title: General Partner